Exhibit 25

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)
REGIONS BANK
(Exact name of trustee as specified in its charter)

An Alabama Banking Corporation (Jurisdiction of incorporation)	63-0371319 (I.R.S. Employer Identification No.)

Regions Bank
Corporate Trust Department
1901 6th Avenue North, 28th Floor
Birmingham, Alabama 35203
(Address of principal executive offices)
Caroline Oakes
Senior Vice President & Trust Officer
Regions Bank, Corporate Trust Services
315 Deaderick Street, 4th Floor
Nashville, Tennessee 37238
(615) 770-4354
(Name, address and telephone number of agent for service)

Healthcare Realty Trust Incorporated
(Exact name of obligor as specified in its charter)

Maryland (Jurisdiction of incorporation)	62-1507028 (I.R.S. Employer Identification No.)
3310 West End Avenue
Seventh Floor
Nashville, Tennessee 37203
(615) 269-8175

5.750% Senior Notes due 2021
(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia 30309-4470

Alabama State Banking Department, P.O. Box 4600, Montgomery, Alabama 36103-4600

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
No responses are included for Items 3-15 of this Form T-1 because to the best of the Trustee’s knowledge, the obligor is not in default as provided under Item 13.
Item 16. List of Exhibits.

Exhibit 1(a).	Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1 to Form T-1, Registration No. 22-21909).

Exhibit 1(b)	Articles of Amendment to Restated Articles of Incorporation of the Trustee. (incorporated by reference to Exhibit 1(b) to Form T-1, filed in connection with the Current Report on Form 8-K of BellSouth Telecommunications, Inc. dated October 9, 1997).

Exhibit 1(c)	Articles of Amendment to Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1(c) to Form T-1, filed as Exhibit 25 to the Form S-3/A of BellSouth Telecommunications, Inc. filed with the Commission on August 17, 2004).

Exhibit 2.	Not applicable.

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to Form T-1, Registration No. 22-21909).

Exhibit 4.	Bylaws of the Trustee (incorporated by reference to Exhibit 4 to Form T-1, Registration No. 33-60351).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, an Alabama banking corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville and State of Tennessee on the 13th day of December 2010.

REGIONS BANK
By:	/s/ Caroline Oakes
	Name:	Caroline Oakes
	Title:	Senior Vice President and Trust Officer

Exhibit 6 to Form T-1
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, Regions Bank, hereby consents that reports of examination of Regions Bank by Federal, State, Territorial or District regulatory authorities may be furnished by such regulatory authorities to the Securities and Exchange Commission upon request therefor.
Dated: December 13, 2010

REGIONS BANK
By:	/s/ Caroline Oakes
Caroline Oakes
Senior Vice President and Trust Officer

Exhibit 7 to Form T-1
Exhibit 7

**Regions Bank**
Legal Title of Bank
**Birmingham**
City
**AL** **35203**
State Zip Code
FDIC Certificate Number: 12368
Submitted to CDR on 11/5/2010 at 3:54 PM

FFIEC 031
Page RC-1
14

# Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2010

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

## Schedule RC—Balance Sheet

| Dollar Amounts in Thousands | | | RCFD | Tril \| Bil \| Mil \| Thou | |
|---|---|---|---|---|---|
| ASSETS | | | | | |
| 1. Cash and balances due from depository institutions (from Schedule RC-A): | | | | | |
| a. Noninterest-bearing balances and currency and coin (1) | | | 0081 | 1,956,093 | 1.a |
| b. Interest-bearing balances (2) | | | 0071 | 3,848,040 | 1.b |
| 2. Securities: | | | | | |
| a. Held-to-maturity securities (from Schedule RC-B, column A) | | | 1754 | 10,898 | 2.a |
| b. Available-for-sale securities (from Schedule RC-B, column D) | | | 1773 | 22,580,791 | 2.b |
| 3. Federal funds sold and securities purchased under agreements to resell: | | | RCON | | |
| a. Federal funds sold in domestic offices | | | B987 | 825,000 | 3.a |
| | | | RCFD | | |
| b. Securities purchased under agreements to resell (3) | | | B989 | 0 | 3.b |
| 4. Loans and lease financing receivables (from Schedule RC-C): | | | | | |
| a. Loans and leases held for sale | | | 5369 | 1,646,040 | 4.a |
| b. Loans and leases, net of unearned income | B528 | 84,424,457 | | | 4.b |
| c. LESS: Allowance for loan and lease losses | 3123 | 3,185,440 | | | 4.c |
| d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) | | | B529 | 81,239,017 | 4.d |
| 5. Trading assets (from Schedule RC-D) | | | 3545 | 764,547 | 5 |
| 6. Premises and fixed assets (including capitalized leases) | | | 2145 | 2,490,926 | 6 |
| 7. Other real estate owned (from Schedule RC-M) | | | 2150 | 456,189 | 7 |
| 8. Investments in unconsolidated subsidiaries and associated companies | | | 2130 | 0 | 8 |
| 9. Direct and indirect investments in real estate ventures | | | 3656 | 0 | 9 |
| 10. Intangible assets: | | | | | |
| a. Goodwill | | | 3163 | 4,337,696 | 10.a |
| b. Other intangible assets (from Schedule RC-M) | | | 0426 | 602,027 | 10.b |
| 11. Other assets (from Schedule RC-F) | | | 2160 | 8,310,400 | 11 |
| 12. Total assets (sum of items 1 through 11) | | | 2170 | 129,067,664 | 12 |

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Regions Bank
Legal Title of Bank
FDIC Certificate Number: 12368
Submitted to CDR on 11/5/2010 at 3:54 PM

FFIEC 031
Page RC-2
15

## Schedule RC—Continued

| Dollar Amounts in Thousands | | | | Tril \| Bil \| Mil \| Thou | |
|---|---|---|---|---|---|
| LIABILITIES | | | | | |
| 13. Deposits: | | | RCON | | |
| a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I) | | | 2200 | 94,607,873 | 13.a |
| (1) Noninterest-bearing (1) | 6631 | 25,463,178 | | | 13.a.1 |
| (2) Interest-bearing | 6636 | 69,144,695 | | | 13.a.2 |
| b. In foreign offices, Edge and Agreement subsidiaries, and IBFs | | | RCFN | | |
| (from Schedule RC-E, part II) | | | 2200 | 5,195,455 | 13.b |
| (1) Noninterest-bearing | 6631 | 0 | | | 13.b.1 |
| (2) Interest-bearing | 6636 | 5,195,455 | | | 13.b.2 |
| 14. Federal funds purchased and securities sold under agreements to repurchase: | | | RCON | | |
| a. Federal funds purchased in domestic offices (2) | | | B993 | 19,090 | 14.a |
| | | | RCFD | | |
| b. Securities sold under agreements to repurchase (3) | | | B995 | 2,071,014 | 14.b |
| 15. Trading liabilities (from Schedule RC-D) | | | 3548 | 625,564 | 15 |
| 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M) | | | 3190 | 6,881,468 | 16 |
| 17. and 18. Not applicable | | | | | |
| 19. Subordinated notes and debentures (4) | | | 3200 | 2,222,108 | 19 |
| 20. Other liabilities (from Schedule RC-G) | | | 2930 | 1,492,183 | 20 |
| 21. Total liabilities (sum of items 13 through 20) | | | 2948 | 113,114,755 | 21 |
| 22. Not applicable | | | | | |
| EQUITY CAPITAL | | | | | |
| Bank Equity Captal | | | | | |
| 23. Perpetual preferred stock and related surplus | | | 3838 | 0 | 23 |
| 24. Common stock | | | 3230 | 103 | 24 |
| 25. Surplus (excludes all surplus related to preferred stock) | | | 3839 | 20,353,258 | 25 |
| 26. a. Retained earnings | | | 3632 | (4,863,212) | 26.a |
| b. Accumulated other comprehensive income (5) | | | B530 | 206,612 | 26.b |
| c. Other equity capital components (6) | | | A130 | 0 | 26.c |
| 27. a. Total bank equity capital (sum of items 23 through 26.c) | | | 3210 | 15,696,761 | 27.a |
| b. Noncontrolling (minority) interests in consolidated subsidiaries | | | 3000 | 256,148 | 27.b |
| 28. Total equity capital (sum of items 27.a and 27.b) | | | G105 | 15,952,909 | 28 |
| 29. Total liabilities and equity capital (sum of items 21 and 28) | | | 3300 | 129,067,664 | 29 |

Memoranda

**To be reported with the March Report of Condition.**

| | | | |
|---|---|---|---|
| 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2009 | RCFD 6724 | Number N/A | M.1 |

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm.

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

**To be reported with the March Report of Condition.**

| | | | |
|---|---|---|---|
| 2. Bank's fiscal year-end date | RCON 8678 | MM / DD N/A | M.2 |

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.